Exhibit 3.4

CERTIFICATE OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FRIENDFINDER NETWORKS INC.

          Pursuant to the provisions of Nevada Revised Statutes 78.390 and 78.403, the undersigned President of FriendFinder Networks Inc., a Nevada corporation, does hereby certify as follows:

          A. The board of directors of the corporation duly adopted resolutions proposing to amend and restate the articles of incorporation of the corporation as set forth below, declaring said amendment and restatement to be advisable and in the best interests of the corporation.

          B. The amendment and restatement of the articles of incorporation as set forth below has been approved by at least a majority of the combined voting power of the outstanding shares of voting common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting together as a single class, which is sufficient for approval thereof.

          C. This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FRIENDFINDER NETWORKS INC.

ARTICLE I
NAME

          The name of the corporation is FriendFinder Networks Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE

          The name of the registered agent and the street address of the registered office in the State of Nevada where process may be served upon the Corporation is CSC Services of Nevada, Inc., 502 East John Street, Carson City, Nevada 89706. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
AUTHORIZED CAPITAL STOCK

          Section 1. Common Stock.

                    (a) The Corporation shall have the authority to issue 125 million (125,000,000) shares of common stock having a par value of $0.001 per share (the “Common Stock”), of which 12.5 million (12,500,000) shares are designated Series B common stock (the “Series B Common Stock”). Each share of Common Stock and each share of Series B Common Stock shall have the same rights, preferences and privileges, provided, however, and except as otherwise required by the Nevada Revised Statutes (“NRS”), the holders of shares of Series B Common Stock shall not have the right to vote on matters that come before the stockholders of the Corporation and holders of Series B Common Stock shall not have the right to act by written consent in lieu of a meeting.

                    (b) Each holder of Series B Common Stock shall have the right to exchange its shares of Series B Common Stock for a like number of shares of common stock.

          Section 2. Preferred Stock. The Corporation shall have the authority to issue 22.5 million (22,500,000) shares of preferred stock having a par value of $0.001 per share (the “Preferred Stock”), of which 2.5 million (2,500,000) shares are designated Series A Convertible Preferred Stock and 10.0 million (10,000,000) shares are designated Series B Convertible Preferred Stock. The board of directors of the Corporation (the “Board of Directors”), shall have the right to authorize, by resolution of the Board of Directors adopted in accordance with the Bylaws of the Corporation, the issuance of the Preferred Stock and, in connection therewith, to (a) cause such shares to be issued in series; (b) fix the annual rate of dividends payable with respect to the Preferred Stock or series thereof; (c) fix the amount payable upon the redemption of the Preferred Stock; (d) fix the amount payable upon liquidation or dissolution of the Corporation; (e) fix provisions as to voting rights; and (f) fix such other rights, powers and preferences as the Board of Directors shall determine.

ARTICLE IV
SERIES A CONVERTIBLE PREFERRED STOCK

          Section 1. Number and Designation. 2,500,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

          Section 2. Priority. The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank:

                    (a) senior to the Common Stock, including Common Stock designated as voting Common Stock (“Voting Common Stock”) and the Series B Common Stock, and to any other class or series of the capital stock of the Corporation (unless such other class or series of capital stock constitutes “Series A Parity Stock” or “Series A Senior Stock,” as defined below) (collectively including the Common Stock, “Series A Junior Stock”);

                    (b) on a parity with any class or series of the capital stock of the Corporation if the terms of such class or series of capital stock specifically provide that the holders thereof and the holders of Series A Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, as the case may be, without one having preference or priority over the other (“Series A Parity Stock”); and

                    (c) junior to any class or series of capital stock of the Corporation, if the terms of such class or series of capital stock specifically provide that the holders thereof shall be entitled to the receipt of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock (“Series A Senior Stock”).

          Section 3. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock unless the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock equal to the product of (a) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (b) the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

          Section 4. Voting Rights.

                    (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Voting Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, the provisions of this Articles of Incorporation or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Voting Common Stock as a single class.

                    (b) The rights of holders of shares of Series A Preferred Stock to vote with respect to any matters as provided in this Section 4 may be exercised in person or by proxy at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as provided in this Article IV or at any adjournment thereof, or by written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series A Preferred Stock required to take such action at a meeting at which all of the holders of Series A Preferred Stock were present and voted.

          Section 5. Conversion Rights. At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Voting Common Stock as provided in this Article IV.

                    (a) Conversion Mechanics. Each holder of shares of Series A Preferred Stock who elects to convert any shares of Series A Preferred Stock into shares of Voting Common Stock shall surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Voting Common Stock that such holder is entitled to receive upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Voting Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                    (b) Series A Conversion Price. Each share of Series A Preferred Stock shall be convertible in accordance with this Section 5 into the number of shares of Voting Common Stock that results from dividing the Original Issue Price (as defined in, and subject to adjustment from time to time pursuant to, Section 8(i) of this Article IV) for such Series A Preferred Stock by the conversion price for such Series A Preferred Stock that is in effect at the time of conversion (the “Series A Conversion Price”). The Series A Conversion Price as of the Original Issue Date shall be the Original Issue Price on such date. The Series A Conversion Price shall be subject to adjustment from time to time as provided below.

                    (c) Adjustment Upon Common Stock Event. Upon the record date for a Common Stock Event (as defined in this Section 5(c)) or upon the happening of a Common Stock Event (if there is no record date), whichever is earlier, the Series A Conversion Price shall, simultaneously with the happening of such Common Stock Event, be automatically adjusted by multiplying the Series A Conversion Price in effect immediately prior to such Common Stock Event by a fraction (i) the numerator of which shall be the number of shares of Common Stock that are issued and outstanding immediately prior to such Common Stock Event and (ii) the denominator of which shall be the number of shares of Common Stock that are issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Price. The Series A Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used in this Article IV, the term “Common Stock Event” shall mean (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other distribution, without consideration, to one or more of its stockholders payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, (ii) a subdivision (i.e., a stock split) of the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) a combination (i.e., a reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                    (d) Adjustment for Recapitalization, etc. If at any time or from time to time after the Original Issue Date the Voting Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or otherwise (other than by a Common Stock Event or a stock dividend or distribution provided for elsewhere in this Section 5), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by a holder of the number of shares of Voting Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or other change, all subject to further adjustment as provided in this Article IV or with respect to such other securities or property by the terms thereof.

                    (e) Sale of Shares Below Series A Conversion Price Prior to a Qualified IPO.

                         (i) Adjustment Formula. Subject to the provisions of this Section 5(e), if at any time or from time to time after the Original Issue Date and prior to a Qualified IPO the Corporation issues or sells, or is deemed by the provisions of this Section 5(e) to have issued or sold, Additional Shares of Common Stock (as defined in Section 8 of this Article IV), otherwise than in connection with a Common Stock Event as provided in Section 5(c) of this Article IV, or a recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or other change as provided in 5(d), for an Effective Price (as defined in Section 8 of this Article IV) that is less than the Series A Conversion Price in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Series A Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the amount obtained by multiplying such Series A Conversion Price by a fraction:

                    (A) the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding (as defined in Section 8 of this Article IV) immediately prior to such issue or sale of Additional Shares of Common Stock plus (y) the quotient obtained by dividing the Aggregate Consideration Received (as defined in Section 8 of this Article IV) by the Corporation for the total number of Additional Shares of Common Stock so issued and/or sold (and/or deemed so issued and sold) by the Series A Conversion Price in effect immediately prior to such issue or sale; and

                    (B) the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale (or deemed issue or sale) plus (y) the number of Additional Shares of Common Stock so issued or sold (and/or deemed so issued and sold).

                         (ii) Deemed Issuances. For the purpose of making any adjustment to the Series A Conversion Price required under this Section 5(e), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses and assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time) is less than the Series A Conversion Price then in effect, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                    (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                    (B) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (C) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Series A Conversion Price, as adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock upon the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Series A Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such

Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                    (f) Sale of Shares Below Fair Market Value Upon or After a Qualified IPO.

                         (i) Adjustment Formula. Subject to the provisions of this Section 5(f), if at any time or from time to time after the Original Issue Date and upon or after a Qualified IPO the Corporation issues or sells, or is deemed by the provisions of this Section 5(f) to have issued or sold, Additional Shares of Common Stock (as defined in Section 8 of this Article IV), otherwise than in connection with a Common Stock Event as provided in Section 5(c) of this Article IV, or a recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or other change as provided in 5(d), for an Effective Price (as defined in Section 8 of this Article IV) that is less than the Fair Market Value (as defined in Section 8 of this Article IV) of the Common Stock as determined immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Series A Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the amount obtained by multiplying such Series A Conversion Price by a fraction:

                    (A) the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding (as defined in Section 8 of this Article IV) immediately prior to such issue or sale of Additional Shares of Common Stock plus (y) the quotient obtained by dividing the Aggregate Consideration Received (as defined in Section 8 of this Article IV) by the Corporation for the total number of Additional Shares of Common Stock so issued and/or sold (and/or deemed so issued and sold) by the Fair Market Value of the Common Stock as determined immediately prior to such issue or sale; and

                    (B) the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale (or deemed issue or sale) plus (y) the number of Additional Shares of Common Stock so issued or sold (and/or deemed so issued and sold).

                         (ii) Deemed Issuances. For the purpose of making any adjustment to the Series A Conversion Price required under this Section 5(f), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses and assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time) is less than the Fair Market Value of the Common Stock as determined immediately prior to such issue or sale, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                    (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                    (B) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (C) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Series A Conversion Price, as adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock upon the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Series A Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                    (g) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price, the Corporation, at its expense, shall cause its Chief Financial Officer or Secretary to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder’s address as shown in the Corporation’s books.

                    (h) Fractional Shares. No fractional shares of Voting Common Stock or other securities shall be issued upon any conversion of Series A Preferred Stock. In determining the number of fractional shares of Voting Common Stock or other securities that would otherwise have been issuable upon such conversion of Series A Preferred Stock, all shares of Voting Common Stock or other securities issuable upon all shares of Series A Preferred Stock being converted by a single holder of such Series A Preferred Stock (whether by optional or automatic conversion) shall be aggregated. In lieu of any fractional share of Voting Common Stock or other securities to which the holder otherwise would be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Voting Common Stock’s (or other security’s) fair market value as determined in good faith by the Board of Directors as of the date of conversion.

                    (i) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

                    (j) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                    (k) No Dividends Upon Conversion. Upon any conversion pursuant to this Section 5, no adjustment to the Series A Conversion Price shall be made for any declared and/or accrued but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Voting Common Stock delivered upon conversion.

          Section 6. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall not be issued as shares of such series and shall be retired promptly after the acquisition thereof. All of such shares of Series A Preferred Stock shall, in accordance with Section 78.283 of the Nevada Revised Statutes, be returned to the status of authorized but unissued shares of Preferred Stock of the Corporation, and may be reissued as part of another class or series of Preferred Stock of the Corporation.

          Section 7. Liquidation, Dissolution or Winding Up.

                    (a) Series A Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of Series A Junior Stock, by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the greater of (x) the Original Issue Price plus any dividends declared and/or accrued but unpaid thereon, or (y) such amount as would have been payable had such share been converted into Voting Common Stock pursuant to Section 5 of this Article IV immediately prior to such liquidation, dissolution or winding up. For the avoidance of doubt, for the purposes of this Section 7, a Qualified IPO or any issuance of shares of Common Stock in a public offering registered under the Securities Act will not be deemed a “liquidation, dissolution or winding up of the Corporation.”

                    (b) Insufficiency of Assets. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock and any Series A Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          Section 8. Definitions. For purposes of this Article IV, the following terms shall have the meanings indicated:

                    (a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or issuable by the Corporation or deemed issued pursuant to Section 5(e)(ii) or 5(f)(ii) of this Article IV, whether or not subsequently reacquired or retired by the Corporation, other than: (A) shares of Common Stock issued or issuable upon the conversion of shares of Series A Preferred Stock; (B) shares of Common Stock (or options, warrants or rights therefor) issued or issuable to employees, officers or directors of, or contractors, consultants or advisers to, the Corporation pursuant to the Corporation’s equity incentive or benefits plans, any successor plan or other arrangements approved by the Board of Directors (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event); and (C) shares of Common Stock issued or issuable in a public offering registered under the Securities Act in which all outstanding shares of Series A Preferred Stock will be converted into Common Stock or shares of Common Stock issued or issuable upon exercise of options, warrants or rights granted to underwriters in connection with such a public offering.

                    (b) “Affiliate” of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person, including, without limitation, managed accounts.

                    (c) The “Aggregate Consideration Received” by the Corporation for any issuance or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed as the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issuance or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in this Section 8) or Rights or Options (as defined in this Section 8) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may reasonably be determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (d) “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock that are outstanding at the time in question plus (B) all shares of Common Stock that are issuable upon conversion or exercise of all shares of Series A Preferred Stock or other Convertible Securities or Rights or Options that are outstanding at the time in question.

                    (e) “Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                    (f) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold by the Corporation, and/or deemed to have been issued or sold by the Corporation under Section 5(e)(ii) or 5(f)(ii) of this Article IV, into the Aggregate Consideration Received by the Corporation, or deemed to have been received by the Corporation under Section 5(e)(ii) or 5(f)(ii) of this Article IV, for the issue of such Additional Shares of Common Stock.

                    (g) The “Fair Market Value” of stock, a security or other property shall be determined as follows, except that the Fair Market Value of stock issued in connection with a Qualified IPO shall be deemed to equal the initial offering price of such stock:

               (1) If such stock, security or other property is listed on any established stock exchange, national market system, or over-the-counter bulletin board, the Fair Market Value of such stock, security or other property will be (A) the average closing sales price for such stock, security or other property (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in such stock, security or other property) of the last ten (10) market trading days prior to the day of determination, or (B) any sales price for such stock, security or other property (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in such stock, security or other property) on the day of determination, as the Board of Directors may select, as reported in the Wall Street Journal or any other source the Board of Directors considers reliable.

               (2) If such stock, security or other property is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of such stock, security or other property will be the average mean between the high bid and low asked prices for such stock, security or other property on (A) the last ten (10) market trading days prior to the day of determination, or (B) the day of determination, as the Board of Directors may select, as reported in the Wall Street Journal or any other source the Board of Directors considers reliable.

               (3) If such stock, security or other property is not listed on any established stock exchange, a national market system or over-the-counter bulletin board and not regularly quoted by recognized securities dealers, the Fair Market Value of such stock, security or other property will be as determined by the Board of Directors, in good faith.

                    (h) “Original Issue Date” shall mean August 17, 2005.

                    (i) “Original Issue Price” shall mean $0.5943385 per share for the Series A Preferred Stock (subject to appropriate adjustment resulting from, or in the event of, any stock dividend, stock split, reverse stock split, combination or other similar recapitalization affecting the number of outstanding shares of Series A Preferred Stock, in each case occurring after the Original Issue Date).

                    (j) [Reserved.]

                    (k) “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

                    (l) “Qualified IPO” shall mean an underwritten initial public offering of shares of Common Stock pursuant to a registration statement under the Securities Act with either (i) aggregate gross proceeds to the Corporation of at least $25,000,000 or (ii) an implied equity value of the Corporation of at least $100,000,000.

                    (m) “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

ARTICLE V
SERIES B CONVERTIBLE PREFERRED STOCK

          Section 1. Number and Designation. 10,000,000 shares of the Preferred Stock of the Corporation shall be designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

          Section 2. Priority. The Series B Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank:

                    (a) senior to the Common Stock, including the Voting Common Stock and the Series B Common Stock, and to any other class or series of the capital stock of the Corporation (unless such other class or series of capital stock constitutes “Series B Parity Stock” or “Series B Senior Stock,” as defined below) (collectively including the Common Stock, “Series B Junior Stock”);

                    (b) on a parity with the Corporation’s Series A Preferred Stock and with any other class or series of the capital stock of the Corporation if the terms of such class or series of capital stock specifically provide that the holders thereof and the holders of Series B Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, as the case may be, without one having preference or priority over the other (“Series B Parity Stock”); and

                    (c) junior to any class or series of capital stock of the Corporation, if the terms of such class or series of capital stock specifically provide that the holders thereof shall be entitled to the receipt of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock (“Series B Senior Stock”).

          Section 3. Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock unless the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock equal to the product of (a) the per share dividend to be declared, paid or set aside for the Common Stock, multiplied by (b) the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.

          Section 4. Voting Rights.

                    (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Voting Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, the provisions of the Articles of Incorporation or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Voting Common Stock as a single class.

                    (b) The rights of holders of shares of Series B Preferred Stock to vote with respect to any matters as provided in this Section 4 may be exercised in person or by proxy at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as provided in this Article V or at any adjournment thereof, or by written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares of Series B Preferred Stock required to take such action at a meeting at which all of the holders of Series B Preferred Stock were present and voted.

          Section 5. Conversion Rights. At the option of the holder thereof, each share of Series B Preferred Stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of Voting Common Stock as provided in this Article V.

                    (a) Conversion Mechanics. Each holder of shares of Series B Preferred Stock who elects to convert any shares of Series B Preferred Stock into shares of Voting Common Stock shall surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Voting Common Stock that such holder is entitled to receive upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Voting Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Voting Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                    (b) Series B Conversion Price. Each share of Series B Preferred Stock shall be convertible in accordance with this Section 5 into the number of shares of Voting Common Stock that results from dividing the Original Issue Price (as defined in, and subject to adjustment from time to time pursuant to, Section 8(i) of this Article V) for such Series B Preferred Stock by the conversion price for such Series B Preferred Stock that is in effect at the time of conversion (the “Series B Conversion Price”). The Series B Conversion Price as of the Original Issue Date shall be the Original Issue Price on such date. The Series B Conversion Price shall be subject to adjustment from time to time as provided below.

                    (c) Adjustment Upon Common Stock Event. Upon the record date for a Common Stock Event (as defined in this Section 5(c)) or upon the happening of a Common Stock Event (if there is no record date), whichever is earlier, the Series B Conversion Price shall, simultaneously with the happening of such Common Stock Event, be automatically adjusted by multiplying the Series B Conversion Price in effect immediately prior to such Common Stock Event by a fraction (i) the numerator of which shall be the number of shares of Common Stock that are issued and outstanding immediately prior to such Common Stock Event and (ii) the denominator of which shall be the number of shares of Common Stock that are issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Price. The Series B Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used in this Article V, the term “Common Stock Event” shall mean (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other distribution, without consideration, to one or more of its stockholders payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, (ii) a subdivision (i.e., a stock split) of the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) a combination (i.e., a reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                    (d) Adjustment for Recapitalization, etc. If at any time or from time to time after the Original Issue Date the Voting Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or otherwise (other than by a Common Stock Event or a stock dividend or distribution provided for elsewhere in this Section 5), then in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by a holder of the number of shares of Voting Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or other change, all subject to further adjustment as provided in this Article V or with respect to such other securities or property by the terms thereof.

                    (e) Sale of Share Below Series B Conversion Price.

                         (i) Adjustment Formula. Subject to the provisions of this Section 5(e), if at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this Section 5(e) to have issued or sold, Additional Shares of Common Stock (as defined in Section 8 of this Article V), otherwise than in connection with a Common Stock Event as provided in Section 5(c) of this Article V, or a recapitalization, reclassification, reorganization, merger, consolidation, sale of assets or other change as provided in 5(d), for an Effective Price (as defined in Section 8 of this Article V) that is less than the Series B Conversion Price in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Series B Conversion Price shall be adjusted, as of the close of business on the date of such issue or sale, to the amount obtained by multiplying such Series B Conversion Price by a fraction:

                    (A) the numerator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding (as defined in Section 8 of this Article V) immediately prior to such issue or sale of Additional Shares of Common Stock plus (y) the quotient obtained by dividing the Aggregate Consideration Received (as defined in Section 8 of this Article V) by the Corporation for the total number of Additional Shares of Common Stock so issued and/or sold (and/or deemed so issued and sold) by the Series B Conversion Price for the of Series B Preferred Stock in effect immediately prior to such issue or sale; and

                    (B) the denominator of which shall be the sum of (x) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale (or deemed issue or sale) plus (y) the number of Additional Shares of Common Stock so issued or sold (and/or deemed so issued and sold).

                    (ii) Deemed Issuances. For the purpose of making any adjustment to the Series B Conversion Price of the Series B Preferred Stock required under this Section 5(e), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses and assuming the satisfaction of any conditions to convertibility or exchangeability including, without limitation, the passage of time) is less than the Series B Conversion Price then in effect, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights or Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights or Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                    (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                    (B) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                    (C) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Series B Conversion Price, as adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock upon the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Series B Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Series B Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                    (f) [Reserved.]

                    (g) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series B Conversion Price, the Corporation, at its expense, shall cause its Chief Financial Officer or Secretary to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series B Preferred Stock at the holder’s address as shown in the Corporation’s books.

                    (h) Fractional Shares. No fractional shares of Voting Common Stock or other securities shall be issued upon any conversion of Series B Preferred Stock. In determining the number of fractional shares of Voting Common Stock or other securities that would otherwise have been issuable upon such conversion of Series A Preferred Stock, all shares of Voting Common Stock or other securities issuable upon all shares of Series B Preferred Stock being converted by a single holder of such Series B Preferred Stock (whether by optional or automatic conversion) shall be aggregated. In lieu of any fractional share of Voting Common Stock or other securities to which the holder otherwise would be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Voting Common Stock’s (or other security’s) fair market value as determined in good faith by the Board of Directors as of the date of conversion.

                    (i) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

                    (j) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Series B Preferred Stock shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                    (k) No Dividends Upon Conversion. Upon any conversion pursuant to this Section 5, no adjustment to the Series B Conversion Price shall be made for any declared and/or accrued but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Voting Common Stock delivered upon conversion.

          Section 6. Reacquired Shares. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall not be issued as shares of such series and shall be retired promptly after the acquisition thereof. All of such shares of Series B Preferred Stock shall, in accordance with Section 78.283 of the Nevada Revised Statutes, be returned to the status of authorized but unissued shares of Preferred Stock of the Corporation, and may be reissued as part of another class or series of Preferred Stock of the Corporation.

          Section 7. Liquidation, Dissolution or Winding Up.

                    (a) Series B Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of shares of Series B Junior Stock, by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (x) the Original Issue Price plus any dividends declared and/or accrued but unpaid thereon, or (y) such amount as would have been payable had such share been converted into Voting Common Stock pursuant to Section 5 of this Article V immediately prior to such liquidation, dissolution or winding up. For the avoidance of doubt, for the purposes of this Section 7, a Qualified IPO or any issuance of shares of Common Stock in a public offering registered under the Securities Act will not be deemed a “liquidation, dissolution or winding up of the Corporation.”

                    (b) Insufficiency of Assets. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of Series B Preferred Stock and any Series B Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          Section 8. Definitions. For purposes of this Article V, the following terms shall have the meanings indicated:

                    (a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or issuable by the Corporation or deemed issued pursuant to Section 5(e)(ii) of this Article V, whether or not subsequently reacquired or retired by the Corporation, other than: (A) shares of Common Stock issued or issuable upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock; (B) shares of Common Stock (or options, warrants or rights therefor) issued or issuable to employees, officers or directors of, or contractors, consultants or advisers to, the Corporation pursuant to the Corporation’s equity incentive or benefits plans, any successor plan or other arrangements approved by the Board of Directors (such number of shares to be calculated net of any repurchases of such shares by the Corporation and net of any such expired or terminated options, warrants or rights and to be proportionally adjusted to reflect any subsequent Common Stock Event); and (C) shares of Common Stock issued or issuable in a public offering registered under the Securities Act in which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted into Common Stock or shares of Common Stock issued or issuable upon exercise of options, warrants or rights granted to underwriters in connection with such a public offering.

                    (b) “Affiliate” of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person, including, without limitation, managed accounts.

                    (c) The “Aggregate Consideration Received” by the Corporation for any issuance or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed as the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issuance or sale and without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in this Section 8) or Rights or Options (as defined in this Section 8) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may reasonably be determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                    (d) “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock that are outstanding at the time in question; plus (B) all shares of Common Stock that are issuable upon conversion or exercise of all shares of Series A Preferred Stock; plus (C) all shares of Common Stock that are issuable upon conversion or exercise of all shares of Series B Preferred Stock or other Convertible Securities or Rights or Options that are outstanding at the time in question.

                    (e) “Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                    (f) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold by the Corporation, and/or deemed to have been issued or sold by the Corporation under Section 5(e)(ii) of this Article V, into the Aggregate Consideration Received by the Corporation, or deemed to have been received by the Corporation under Section 5(e)(ii) of this Article V, for the issue of such Additional Shares of Common Stock.

                    (g) [Reserved.]

                    (h) “Original Issue Date” shall mean December 6, 2007.

                    (i) “Original Issue Price” shall mean $0.029604 per share for the Series B Preferred Stock (subject to appropriate adjustment resulting from, or in the event of, any stock dividend, stock split, reverse stock split, combination or other similar recapitalization affecting the number of outstanding shares of Series B Preferred Stock, in each case occurring after the Original Issue Date).

                    (j) “Original Purchaser” shall mean each of Marc H. Bell, Staton Family Perpetual Trust, Florescue Family Corporation, Absolute Return Europe Fund and Russell H. Frye, and their respective designees.

                    (k) “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

                    (l) “Qualified IPO” shall mean an underwritten initial public offering of shares of Common Stock pursuant to a registration statement under the Securities Act with either (i) aggregate gross proceeds to the Corporation of at least $25,000,000 or (ii) an implied equity value of the Corporation of at least $100,000,000.

                    (m) “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

ARTICLE VI
DIRECTORS

          Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The Board of Directors shall be elected in such manner as shall be provided in the Bylaws of the Corporation. The current Board of Directors consists of seven (7) directors. The number of directors may be changed from time to time in such manner as shall be provided in the Bylaws of the Corporation.

          Section 2. Directors. The names of the directors constituting the current Board of Directors are as follows:

Marc H. Bell	Daniel C. Staton
Robert B. Bell	Barry W. Florescue
James LaChance	Toby E. Lazarus
Jason Smith

ARTICLE VII
PURPOSE

          The purpose of the Corporation shall be to engage in any lawful business for which corporations may be organized under NRS Chapter 78.

ARTICLE VIII
LIMITATIONS ON LIABILITY

          No director shall be personally liable to the Corporation or any of its stockholders for money damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the NRS as the same exists or may hereafter be amended. If the NRS is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the NRS, as so amended. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX
INDEMNIFICATION

          Section 1. Directors and Officers. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

          Section 2. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

          Section 3. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which such person may have or hereafter acquire under the Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Repeal and Modification. Any repeal or modification of this Article IX shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE X
AMENDMENTS

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

ARTICLE XI
COMBINATIONS WITH INTERESTED STOCKHOLDERS

          At such time, if any, as the Corporation becomes a “resident domestic corporation”, as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as the same may be amended from time to time, or any successor statutes.

          IN WITNESS WHEREOF, I have executed this Certificate of Amended and Restated Articles of Incorporation as of the ___ day of __________, 2009.